Exhibit 10.18

Redwoods Acquisition Corp.

1115 Broadway, 12th Floor

New York, NY 10010

April 16, 2024

ANEW Medical, Inc.

13576 Walnut Street, Suite A

Omaha, NE 68144

Attention: Dr. Joseph Sinkule

Email: jasinkule@gmail.com

RE: Side Letter to Business Combination Agreement

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement, dated May 30, 2023 (as amended by the first amendment thereto, the “Merger Agreement”), by and among Redwoods Acquisition Corp., a Delaware corporation (the “Company”), Anew Medical Sub, Inc., a Wyoming corporation and direct, wholly owned subsidiary of Redwoods (“Merger Sub”), and Anew Medical, Inc., a Wyoming corporation (“ANEW”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Pursuant to Section 7.1(d) of the Merger Agreement, and subject to the terms thereof, the Merger Agreement may be terminated and the transactions contemplated by thereby may be abandoned at any time prior to the Closing if the transactions contemplated by the Merger Agreement (including the Closing) shall not have been consummated on or prior to March 4, 2024 (the “Termination Date”). The Company, ANEW and Merger Sub hereby agree to extend the Termination Date to June 4, 2024.

This Side Letter and all disputes or controversies arising out of or relating to this Side Letter or the transactions contemplated hereby, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

This Side Letter may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Side Letter shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

[The remainder of this page intentionally left blank; signature page(s) to follow]

IN WITNESS WHEREOF, the undersigned have caused this Side Letter to be duly executed as of the day and year first above written.

REDWOODS ACQUISITION CORP.

By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

ANEW MEDICAL SUB, INC.

By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	Chief Executive Officer

Acknowledged and Agreed:

ANEW MEDICAL, INC.

By:	/s/ Dr. Joseph Sinkule
Name:	Dr. Joseph Sinkule
Title:	Chief Executive Officer

[Signature Page to Side Letter]